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EXHIBIT 23.1

            Consent of Independent Registered Public Accounting firm
            --------------------------------------------------------

iLinc Communications, Inc,
Phoenix, AZ

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Foram S-3 of our report dated May 21, 2004, except for Note 18, as to which the date is June 21, 2004, relating to the consolidated financial statements of iLinc Communications, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2004,

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                             /s/ BDO Seidman, LLP

BDO Seidman, LLP
Costa Mesa, CA

March 9, 2005